UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 26, 2016

AgroFresh Solutions, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-36316 (Commission File Number)	46-4007249 (I.R.S. Employer Identification Number)

One Washington Square 510-530 Walnut Street, Suite 1350 Philadelphia, PA (Address of principal executive offices)	19106 (Zip code)

(267) 317-9139

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐                         Written communications pursuant to Rule 425 under the Securities Act

☐                         Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 26, 2016, AgroFresh Solutions, Inc. (the “Company”) appointed Katherine Harper as Chief Financial Officer of the Company, to be effective on October 3, 2016 (the “Effective Date”), replacing Margaret M. Loebl, whose service with the Company, including as Chief Financial Office and Executive Vice President, ended on September 26.

Ms. Harper, age 53, served as Chief Financial Officer of Tronox Limited (“Tronox”) from September 2013 until September 2016. Prior to joining Tronox, Ms. Harper served as the chief financial and business development officer of Rio Tinto’s diamonds and minerals group. She previously held finance and business transformation roles in Rio Tinto’s mining and alternative energy units. Earlier in her career she worked for 12 years in senior finance posts with the Gulbrandsen Group, a privately held chemical manufacturing company, and the General Chemical Corporation. She began her career as a financial analyst within the power systems group of the Westinghouse Electric Corporation. Ms. Harper holds Bachelor of Science and Master of Business Administration degrees from Carnegie Mellon University.

In connection with her appointment, Ms. Harper entered into an employment agreement, executed on September 26, 2016 and dated as of September 26, 2016 (the “Employment Agreement”), with the Company. Pursuant to the Employment Agreement, Ms. Harper will serve as Chief Financial Officer of the Company, reporting to the Chief Executive Officer, for an initial term of three years commencing on the Effective Date, with automatic successive one-year renewal terms thereafter unless either party gives notice of non-renewal 30 days prior to the end of the then-current term.

Ms. Harper will receive an initial base salary of $450,000 per year, subject to annual reviews and potential increases, in the discretion of the compensation committee of the Company’s board of directors (the “Compensation Committee”). Ms. Harper will receive a one-time bonus of $50,000, payable 90 days following the Effective Date, provided that she is employed by the Company on the date due. Ms. Harper will also be entitled to an annual bonus for each full fiscal year during her employment term, with a target bonus amount equal to 70% of her annual base salary, subject to the achievement of performance objectives to be established by the Compensation Committee each year. For 2016, Ms. Harper’s annual bonus would be pro-rated based on the portion of the year that Ms. Harper is employed by the Company.

Pursuant to the Employment Agreement, Ms. Harper will be entitled to receive grants of equity awards under the Company’s 2015 Incentive Compensation Plan (the “Plan”) consisting of (i) shares of restricted stock having a value of $400,000 based on the Company’s closing stock price on the date of grant (the “Closing Stock Price”), and (ii) nonqualified stock options to purchase that number of shares of the Company’s common stock equal to $400,000 divided by the Closing Stock Price, at an exercise price equal to the Closing Stock Price, in each case subject to vesting in three equal annual installments following the commencement of employment. In addition, commencing in 2016 and in each successive year of Ms. Harper’s employment, she will be entitled to receive equity awards having a total target value equal to 150% of her base salary on the date of grant. For purposes of the Employment Agreement, the “total target value” of any equity award shall be calculated (i) in the case of restricted stock awards, as the Fair Market Value (as defined in the Equity Plan) of the Company’s common stock on the date of grant multiplied by the number of shares of restricted stock awarded, and (ii) in the case of stock option awards, as the Fair Market Value of the Company's common stock on the date of grant multiplied by the number of shares of stock issuable upon exercise of such options (and any such stock options will have an exercise price no less than the Company's closing stock price on the date of grant).

If Ms. Harper’s employment under the Employment Agreement is terminated by the Company without “Cause” or by Ms. Harper for “Good Reason” (as such terms are defined in the Employment Agreement), or if the Company elects not to extend the term of employment under the Employment Agreement beyond the then-current term, the Company will be obligated to pay to Ms. Harper (i) all accrued but unpaid salary and benefits, (ii) an amount equal to 1.5 times her base salary then in effect (unless termination occurs within 12 months of the Effective Date, in which case the amount would be equal to 1.0 times her base salary then in effect), payable in equal installments over a 12-month period, and (iii) if Ms. Harper elects continued “COBRA” health care coverage for herself or her eligible dependents, an amount equal to the difference between the premium paid for such COBRA coverage and the premium charged by the Company to an active employee for comparable coverage, payable over a 12-month period (or such shorter period as Ms. Harper elects to receive COBRA coverage). The Company’s obligation to pay any of the foregoing severance obligations (other than salary and benefits accrued through the date of termination of employment) would be subject to Ms. Harper’s execution of a release of all claims against the Company, and such release having become irrevocable.

The Employment Agreement contains customary confidentiality provisions, which apply both during and after the term of the Employment Agreement, and customary non-competition and non-solicitation provisions, which apply during the term of the Employment Agreement and for 18 months thereafter.

Item 8.01 Other Events.

On September 27, 2016, the Company issued a press release regarding the management changes described above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Exhibits

(d) Exhibits.

Exhibit Number	Exhibit

10.1	Employment Agreement, dated as of September 23, 2016, between the Company and Katherine Harper.
99.1	Press Release issued by the Company on September 27, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: September 30, 2016

AGROFRESH SOLUTIONS, INC.

By:	/s/ Thomas Ermi
Name: Thomas Ermi
Title: Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Employment Agreement, dated as of September 23, 2016, between the Company and Katherine Harper.
99.1	Press Release issued by the Company on September 27, 2016.